UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2012

UNITED STATES ANTIMONY CORPORATION

(Exact name of registrant as specified in its charter)

Montana	33-00215	81-0305822
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

P.O. Box 643 Thompson Falls, Montana		59873
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (406) 827-3523

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors;
(d)	Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2012, Whitney Ferer was nominated to the United States Antimony Corporation Board of Directors. Mr. Ferer has worked for 34 years for Aaron Ferer & Sons, or AF&S, headquartered in Omaha, Nebraska, where he is currently the Vice President of Trading and Operations and Vice Chairman of the Board of AF&S. He has been involved in the patenting of various processes for the breakdown of plastics and metal recovery; was Vice President of the Lead and Zinc Division of AF&S;. In addition, Mr. Ferer has been active in the trading of aluminum, copper, iron, silver, arsenic, gold, bismuth, calcium, cadmium, chrome, indium, mercury, manganese, sodium, phosphorous, antimony, selenium, silicon, tellurium, vanadium, tungsten and other metals, and facilitated the opening of eight offices in the Far East and China. He is one of the  largest traders of antimony metal and oxide in the United States.

It has not yet been determined which committees of the Board on which Mr. Ferer will serve.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Date: February 27, 2012	By:	/s/ John C. Lawrence
John C. Lawrence
President, Director and Principal Executive Officer

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